Exhibit 99.6



    (Text of graph posted to Ashland Inc.'s website concerning Ashland
                Specialty Chemical Company's gross profit)


                  ASCC Gross Profit % - 3 Month Rolling Average (%)

                                  2000        2001         2002        2003

              January             34.2        33.3         33.7        33.1
              February            33.8        33.2         34.2        33.0
              March               33.4        33.2         35.2        32.2
              April               33.3        33.2         36.0
              May                 33.2        33.2         36.3
              June                33.0        33.1         36.1
              July                32.6        32.5         35.8
              August              32.9        32.3         35.3
              September           33.5        32.2         35.3
              October             33.6        32.7         35.0
              November            33.5        33.2         34.3
              December            32.9        33.5         33.8


                  ASCC Gross Profit % - 12 Month Rolling Average (%)

                                 2000         2001        2002        2003

              January            34.6         33.2        33.0        35.0
              February           34.3         33.2        33.2        34.7
              March              34.1         33.2        33.5        34.4
              April              34.0         33.2        33.7
              May                33.9         33.2        34.0
              June               33.7         33.2        34.3
              July               33.6         33.2        34.5
              August             33.6         33.1        34.8
              September          33.7         32.9        35.0
              October            33.5         32.9        35.1
              November           33.4         33.0        35.0
              December           33.2         33.0        35.1